Exhibit 99.2

SeraCare Announces Completion of Bankruptcy Reorganization and Emergence from Chapter 11

West Bridgewater, MA, May 17, 2007 – SeraCare Life Sciences, Inc. (“SRLS”) today announced that its joint plan of reorganization (the “Plan”) has become effective and SeraCare has emerged from its Chapter 11 bankruptcy proceeding. The Plan, which was previously approved by the United States Bankruptcy Court for the Southern District of California, allows SeraCare to pay off all its creditors in full and exit bankruptcy under the ownership of its existing shareholders. The Plan also provides for the settlement of SeraCare’s alleged liabilities in the previously filed shareholders’ class action lawsuit.

In accordance with the Plan, SeraCare reincorporated in the State of Delaware, and all existing shareholders will receive one share of reorganized SeraCare common stock in exchange for each share of SeraCare they previously owned. In addition, those shareholders who elected to participate in the January rights offering will receive those shares. This rights offering entitled SeraCare’s existing shareholders to purchase their pro rata share of 4,250,000 newly issued shares of reorganized SeraCare common stock at a price of $4.75 per share and raised a total of $20,187,500 for SeraCare.

The officers and directors of reorganized SeraCare were reconstituted in accordance with the Plan as follows: Susan Vogt, who joined SeraCare as President and Chief Executive Officer last July, will continue to serve in those roles for the reorganized company. Gregory Gould, who joined SeraCare as Chief Financial Officer last August, will continue to serve as Chief Financial Officer, and will also occupy the positions of Treasurer and Secretary of reorganized SeraCare.

Samuel Anderson, who has served on SeraCare’s board of directors since 2001, will remain on the board, as will Susan Vogt, who was elected to the board in September 2006. New board members include Eugene I. Davis, who will serve as the Chairman of the Board of Directors, Jill Tillman and Sarah Beth Murphy. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and strategic planning advisory services. Mr. Davis is currently the Chairman of the Board of Directors of Atlas Air Worldwide Holdings Inc., which recently emerged from its own chapter 11 proceedings. Ms. Tillman is the Chief Operating Officer of Brandywine Hospital in Pennsylvania and serves on the Board of Directors of Critical Care Systems International, Inc. Ms. Murphy is Senior Vice President for Strategic and Financial Planning of Deltacom, a large regional telecommunications services provider that recently underwent a financial and operating restructuring.

Commenting on SeraCare’s reorganization, Ms. Vogt said, “I’m pleased we have been successful in our efforts to complete the bankruptcy restructuring of SeraCare. I believe we are now well positioned to grow and build SeraCare’s capabilities to meet our customers’ needs now and for the future. I am also excited to work with the new members of the board of directors, who each bring enormous experience to the business to help us confront the challenges and harness the opportunities we have ahead of us.”

SeraCare, which last summer transferred its corporate headquarters from California to Massachusetts, will continue to be headquartered in Massachusetts.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All statements regarding SeraCare’s expected future financial position, results of operations, cash flows, financial plans, business strategy, capital expenditures, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from SeraCare’s expectations. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, results of litigation, government investigations, the availability of financing, actions of SeraCare’s competitors and changes in general economic conditions. Many of these factors are outside of SeraCare’s control. SeraCare does not undertake a duty to update any forward-looking statements contained herein.